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                                                                   EXHIBIT 23.3

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

  As independent public accountants, we hereby consent to the use of our report (and to all references to our Firm) included in or made a part of the Waters Corporation Registration Statement File No. 333-3810.

                                          Arthur Andersen llp

Philadelphia, PA

May 10, 1996